Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of Faraday Future Intelligent Electric Inc. together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: August 14, 2025

FF Adventures SPV XVIII LLC

By:	/s/ Kerry Propper
Kerry Propper, a Managing Member of its Manager

FF Vitality Ventures LLC

By:	/s/ Kerry Propper
Kerry Propper, a Managing Member of its Manager

FF Simplicity Ventures LLC

By:	/s/ Kerry Propper
Kerry Propper, a Managing Member of its Manager

ATW Partners Opportunities Management, LLC

By:	/s/ Kerry Propper
Kerry Propper, Managing Member

Antonio Ruiz-Gimenez

By:	/s/ Antonio Ruiz-Gimenez
Individually

Kerry Propper

By:	/s/ Kerry Propper
Individually